UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2014

Resource Real Estate Opportunity REIT II, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-184476

Maryland	80-0854717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 14, 2014, the board of directors of Resource Real Estate Opportunity REIT II, Inc. (the “Company”) authorized a stock distribution of 0.01 shares of its common stock, $0.01 par value per share (“Common Stock”), or 1.0% of each outstanding share of Common Stock, to the stockholders of record at the close of business on September 30, 2014. Such stock distribution is to be issued on October 15, 2014.

The Company believes that the stock distribution should be a tax-free transaction for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue Code of 1986, as amended, and the adjusted tax basis of each share of “old” and “new” Common Stock should be computed by dividing the adjusted tax basis of the old Common Stock by the total number of shares, old and new. The holding period of the Common Stock received in such non-taxable distribution is expected to begin on the date the taxpayer acquired the Common Stock which is the date that the distribution is made. Stockholders should consult their own tax advisors regarding the tax consequences of this stock distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT II, INC.

Dated: August 15, 2014	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)